Exhibit 16.1

March 10, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:	WINSONIC DIGITAL MEDIA GROUP, LTD.

Ladies and Gentlemen:

We have read the statements made by WINSONIC DIGITAL MEDIA GROUP, LTD. in Item 4.01 of the accompanying Form 8-K (Commission file number 000-32231), which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ De Joya & Company
DE JOYA & COMPANY